SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549



                             ____________________


                                   FORM 8-K
                                CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934






      Date of Report (Date of earliest event reported)      October 31, 1994



                                    HARCOURT GENERAL, INC.

                    (Exact of name of registrant as specified in charter)



         Delaware                     1-4925                      04-1619609
      (State or other jurisdiction   (Commission               (I.R.S. Employer
       of incorporation)             File Number)            Identification No.)




      27 Boylston Street, Chestnut Hill, MA                               02167
      (Address of principal executive offices)                       (Zip Code)




      Registrant's telephone number, including area code        (617)232-8200

Item 2.  Acquisition or Disposition of Assets.

         Pursuant to a Stock Purchase Agreement (the "Agreement") by and among Harcourt General, Inc. ("Harcourt General"), Harcourt Brace & Company, a wholly-owned subsidiary of Harcourt General ("Seller"), Harcourt General Insurance, Inc., a wholly-owned subsidiary of Seller (the "Company"), and General Electric Capital Corporation ("GECC"), dated as of June 30, l994, Seller has sold all of the issued and outstanding shares of common stock of the Company to GNA Corporation, an affiliate of GECC, effective October 31, 1994. The Company owns all of the insurance businesses of Harcourt General, including Federal Home Life Insurance Company, PHF Life Insurance Company and The Harvest Life Insurance Company. Pursuant to the Agreement, GECC paid Seller $400 million in cash, the purchase price set forth in the Agreement, plus $10.4 million in cash, representing 7% interest on the $400 million from June 17, 1994 to October 31, 1994 as specified in the Agreement. The purchase price is subject to certain adjustments, as specified in the Agreement.

Item 7.  Financial Statements and Exhibits.

         (a)   Financial Statements of Business Acquired.

               Not Applicable

         (b)   Pro Forma Financial Information.

               See pages F-1 through F-5

         (c)   Exhibits.

         10.0  Stock Purchase Agreement, as described in Item 2.

         99.0  Press Release dated June 30, 1994.

         99.1  Press Release dated November 1, 1994.

         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        Harcourt General, Inc.




Date:  November 14, 1994                By: s/Eric P. Geller
                                           Eric P. Geller
                                           Senior Vice President,
                                             General Counsel and Secretary

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION



      The following unaudited pro forma condensed consolidated financial information is provided as required by Regulation S-X of the Securities and Exchange Commission.

      Pursuant to a Stock Purchase Agreement dated as of June 30, 1994, Harcourt General, Inc. ("the Company") has sold all of its insurance businesses to GNA Corporation, an affiliate of General Electric Capital Corporation ("GECC"). The transaction closed on October 31, 1994. GECC paid the Company $410.4 million in cash, which includes $10.4 million of simple interest on the purchase price of $400 million at an annual rate of 7% for the period from June 17, l994 through the closing date, as provided in the Stock Purchase Agreement.

      The following unaudited pro forma condensed consolidated financial statements give effect to the sale of the Company's insurance business and are based on the assumptions set forth below and in the notes to the pro forma condensed consolidated financial statements. The pro forma condensed consolidated statement of earnings for the year ended October 31, 1993 reflects the sale as if it occurred on November 1, 1992, except that the nonrecurring gain on the transaction has been omitted. The pro forma condensed consolidated statement of earnings for the nine months ended July 31, 1994 has not been presented, since the insurance business was reflected as discontinued operations in the Company's filing on Form 10-Q for the quarter ended July 31, 1994. The pro forma condensed consolidated balance sheet as of July 31, 1994 reflects the sale as if it occurred on July 31, 1994. The pro forma financial information may not be indicative of the results of operations or the financial position which would have been attained had the sale been consummated on either of the foregoing dates or which may be attained in the future.

      The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of the Company, as filed with the Securities and Exchange Commission.


                                        HARCOURT GENERAL, INC.
                  PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
                                  FOR THE YEAR ENDED OCTOBER 31, 1993



(In thousands except                                      Pro Forma         Adjusted
 per share data)                         Historical     Adjustments(A)     Pro Forma
Revenues                                 $3,655,741         ($548,030)    $3,107,711

Costs applicable to revenues              2,209,470          (361,779)     1,847,691

Selling, general and
  administrative expenses                 1,084,637          (115,380)       969,257

Corporate expenses                           47,307                -          47,307

Operating earnings                          314,327           (70,871)       243,456

Investment income                            14,072                -          14,072
Interest expense                            (84,585)               -         (84,585)
Other income, net                            18,303                -          18,303


Earnings from continuing operations
  before income taxes                       262,117           (70,871)       191,246

Income taxes                                (96,627)           24,835        (71,792)

Earnings from continuing
  operations                             $  165,490         ($ 46,036)    $  119,454

Earnings per share
  from continuing operations             $     2.08                       $     1.50


Weighted average shares
  outstanding                                79,625                           79,625







See notes to pro forma condensed consolidated financial statements

                                        HARCOURT GENERAL, INC.
                      PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                             JULY 31, 1994


                                                                    Pro Forma
                                                                   Adjustments
                                                                    To Reflect     Adjusted
        (In thousands)                           Historical        Disposition    Pro Forma
        Assets
        Current assets
              Cash and equivalents               $  328,482       $410,433 (B)    $  738,915
              Accounts receivable - trade, net      624,975             -            624,975
              Inventories                           502,069             -            502,069
              Deferred income taxes                  75,022             -             75,022
              Other current assets                   50,925             -             50,925

                Total current assets              1,581,473        410,433         1,991,906

        Property and equipment, net                 524,420             -            524,420

        Other assets
              Prepublication costs, net             159,144             -            159,144
              Intangible assets                     414,560             -            414,560
              Other                                 111,414             -            111,414

                Total other assets                  685,118             -            685,118

        Net assets of discontinued
          insurance business                        370,391       (370,391)(C)            -


                Total assets                     $3,161,402       $ 40,042        $3,201,444


        (Continued)





         See notes to pro forma condensed consolidated financial statements

                                          HARCOURT GENERAL, INC.
                         PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                               JULY 31, 1994


                                                                   Pro Forma
                                                                  Adjustments
        (In thousands)                                             to Reflect       Adjusted
                                                  Historical      Disposition      Pro Forma
        Liabilities and Shareholders' Equity
        Current liabilities
              Notes payable and current
                maturities of long-term
                liabilities                      $  133,201       $     -        $   133,201
              Accounts payable                      243,325             -            243,325
              Accrued liabilities                   383,968         20,813 (D)       404,781
              Taxes payable                          51,007          4,816 (E)        55,823
              Other current liabilities              85,067             -             85,067

                Total current liabilities           896,568         25,629           922,197

        Long-term liabilities
              Notes and debentures                  908,744             -            908,744
              Other long-term liabilities           183,198          6,212 (F)       189,410

                Total long-term liabilities       1,091,942          6,212         1,098,154

        Deferred income taxes                       174,749             -            174,749


        Shareholders' equity
              Preferred stock                         1,461             -              1,461
              Common stock                           77,878             -             77,878
              Paid-in capital                       723,699             -            723,699
              Cumulative translation adjustments     (6,413)            -             (6,413)
              Retained earnings                     201,518          8,201 (G)       209,719

                Total shareholders' equity          998,143          8,201         1,006,344

              Total liabilities and
                shareholders' equity             $3,161,402       $ 40,042        $3,201,444




        See notes to pro forma condensed consolidated financial statements

                            HARCOURT GENERAL, INC.

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

        (A)   Reflects the operations of the insurance business.

        (B) Reflects the cash proceeds from the sale of the insurance business.

        (C)   Reflects the net assets of the insurance business sold.

        (D) Reflects the estimated liabilities incurred resulting from the sale of the insurance business. These liabilities primarily include facility costs and professional fees related to the sale.

        (E) Reflects the estimated tax liability incurred resulting from the sale of the insurance business.

        (F) Reflects the liabilities to be retained by Harcourt General related to employee benefits.

        (G) Reflects the estimated after-tax gain on the sale of the insurance business.